UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34910	90-0607005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

0.670% Senior Notes due 2023 and 2.043% Senior Notes due 2028

On August 16, 2021, Huntington Ingalls Industries, Inc. (the “Company”) completed its previously announced offering of $400 million aggregate principal amount of 0.670% Senior Notes due 2023 (the “2023 Notes”) and $600 million aggregate principal amount of 2.043% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes,” and such offering, the “Notes Offering”). The Notes Offering is part of the financing for the previously announced acquisition of Alion Science and Technology, pursuant to a Stock Purchase Agreement (the “Alion Purchase Agreement”), dated as of July 4, 2021, by and among Alion Holding Corp., Alion Holdings LLC, and the Company (the “Alion Acquisition”). The Company intends to use the net proceeds from the Notes Offering, together with borrowings under its term loan credit facility, to fund the purchase price for the Alion Acquisition.

The Notes were issued pursuant to an indenture, dated as of August 16, 2021 (the “Indenture”), by and among the Company, the guarantor parties thereto and U.S. Bank National Association, as trustee. The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic subsidiaries that guarantees debt under the Company’s amended and restated revolving credit facility and, subject to certain exceptions, any domestic subsidiaries that guarantee the Company’s debt in the future under any other credit facilities or capital markets debt. The Notes are senior unsecured obligations of the Company, and the Notes and their guarantees rank equally in right of payment with all of the Company’s and the guarantors’ existing and future unsubordinated indebtedness, but are effectively junior to all of the Company’s and the guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness. In addition, the Notes are structurally subordinated to all of the existing and future obligations, including trade payables, of the Company’s subsidiaries that do not guarantee the Notes.

Interest on each series of the Notes will be payable on February 16 and August 16 of each year until their respective maturity, commencing on February 16, 2022. The 2023 Notes will mature on August 16, 2023, and the 2028 Notes will mature on August 16, 2028.

Subject to certain qualifications and exceptions, the Indenture restricts the Company’s and certain of its subsidiaries’ ability to incur certain debt secured by liens or enter into certain sale and leaseback transactions, and limits the Company’s ability to consolidate, merge or sell or otherwise dispose of all or substantially all of its assets.

Upon the occurrence of a “change in control triggering event,” the Company must offer to repurchase the Notes of the applicable series at a purchase price of 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture provides for events of default that, if certain of them occur, would permit the trustee or holders of at least 25% in aggregate principal amount of the Notes of a series then outstanding to declare the principal of and unpaid interest on the Notes of such series to be immediately due and payable.

The Company may redeem some or all of the Notes of each series in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus a make-whole premium at the applicable redemption price.

If the closing of the Alion Acquisition has not occurred on or prior to the earlier of (i) April 4, 2022 (subject to an extension of up to 60 days under certain circumstances), and (ii) the date the Alion Purchase Agreement is terminated, the Company will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, together with accrued and unpaid interest thereof, if any, to, but excluding, the special mandatory redemption date. There is no escrow account for, or security interest in, the proceeds from the sale of the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

On August 16, 2021, the Company, the guarantors party thereto and J.P. Morgan Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the initial purchasers of the Notes, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). The Company agreed under the Registration Rights Agreement to use commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of the Notes for new notes, with terms identical in all material respects to the applicable series of Notes and (ii) cause the registration statement to be declared effective under the Securities Act.

If the Company fails to satisfy its registration obligations with respect to either series of Notes (a “registration default”) under the Registration Rights Agreement, additional interest will accrue on the principal amount of the applicable series of Notes at an annual rate of 0.25%. The annual interest rate on such series of Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per annum. The additional interest will accrue to and including the date such registration default ends.

If the Company is required to pay additional interest due to a registration default, the Company will pay such additional interest to the holders of the applicable series of Notes in cash on the same dates that the Company makes other interest payments on the applicable series of Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.4 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 16, 2021, by and among the Company, certain subsidiaries of the Company and U.S. Bank National Association, as trustee.

4.2	Form of 0.670% Senior Note due 2023 (included in Exhibit 4.1).

4.3	Form of 2.043% Senior Note due 2028 (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of August 16, 2021, by and among the Company, certain subsidiaries of the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the initial purchasers.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: August 16, 2021	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary